Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

William G. Keenan

U.S. Bank Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY 10005

(212) 361-6187

(Name, address and telephone number of agent for service)

Primus Telecommunications IHC, Inc.

(Issuer with respect to the Securities)

Delaware	57-1172147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

14.25% Senior Subordinated Secured Notes due 2013

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3.	Item 3 is not applicable to the best of the Trustee’s knowledge.

Item 4.	TRUSTEESHIPS UNDER OTHER INDENTURES. If the Trustee is a trustee under another indenture under which any other securities, of certificate or interest or participation in any other securities, of the obligor are outstanding, furnish the following:

(a) Title of the Securities outstanding under each such other indenture; and

As of the date hereof, U.S. Bank National Association (“U.S. Bank”) currently serves as the indenture trustee for the Issuer’s 14.25% Senior Secured Notes Due 2011 (the “Notes”) issued pursuant to that certain indenture dated February 26, 2007 (the “Indenture”).

(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Certain of the substantive terms of the Indenture are being modified and superseded by the execution of the supplemental indenture to which this form applies. The supplemental indenture will be executed pursuant to a Court-approved plan of reorganization under Chapter 11 of the Bankruptcy Code.

Items 5-15.    Items 5-15 are not applicable to the best of the Trustee’s knowledge.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of the Indenture referred to in Item 4.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 5th day of June, 2009.

By:	/s/ William Keenan
William Keenan
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 5, 2009

By:	/s/ William Keenan
William Keenan
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2009

($000’s)

3/31/2009
Assets
Cash and Balances Due From Depository Institutions	$6,290,222
Securities	37,422,789
Federal Funds	3,418,378
Loans & Lease Financing Receivables	180,410,691
Fixed Assets	4,527,063
Intangible Assets	12,182,455
Other Assets	14,275,149

Total Assets	$258,526,747

Liabilities
Deposits	$175,049,211
Fed Funds	10,281,149
Treasury Demand Notes	0
Trading Liabilities	745,122
Other Borrowed Money	34,732,595
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,523,925

Total Liabilities	$235,111,969

Equity
Minority Interest in Subsidiaries	$1,650,987
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	9,103,571

Total Equity Capital	$23,414,778

Total Liabilities and Equity Capital	$258,526,747

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ William Keenan
Vice President

Date: May 18, 2009